Exhibit 10.1
FORM OF
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is effective as of the ____ day of ___________, ____, among Magellan Midstream Partners, L.P., a Delaware limited liability partnership (the “Partnership”), Magellan GP, LLC, a Delaware limited liability company (the “Company”) in its capacity as the general partner of the Partnership, and ______________________ (the “Indemnitee”).

RECITALS:

WHEREAS, the Indemnitee has been elected to or otherwise asked to serve either on the Board of Directors of the Company (the “Board”) or as an officer of the Company;

WHEREAS, it is reasonable, prudent and necessary for the Partnership and the Company to contractually obligate themselves to indemnify persons serving as directors and officers of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve as directors and officers of the Company free from undue concern that they will not be so indemnified;

WHEREAS, the Indemnitee is willing to serve on the Board or as an officer of the Company on the condition that he or she be so indemnified; and

WHEREAS, the Third Amended & Restated Limited Liability Company Agreement of the Company dated as of September 28, 2009 (as may be amended from time to time, the “GP Agreement”) and the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 27, 2011 (as may be amended from time to time, the “Partnership Agreement”) each expressly contemplates that the rights to indemnification and advancement of expenses thereunder shall not be exclusive of additional such rights granted by the Company or the Partnership by agreement or otherwise.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company, the Partnership and the Indemnitee do hereby covenant and agree as follows:

Section 1.    Services by the Indemnitee. The Indemnitee agrees to continue to serve as a director or officer of the Company (including, without limitation, service on one or more committees of the Board). Notwithstanding the foregoing, nothing in this Agreement shall create or establish any right of the Indemnitee to continued service or employment with the Company in any capacity, and the Indemnitee may at any time and for any reason resign from any such position.

Section 2.    Indemnification - General. The Company and the Partnership shall indemnify, and advance Expenses (as hereinafter defined) to, the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Section 3.    Proceedings. The Indemnitee shall be entitled to the indemnification provided in this Section 3 if, by reason of his or her Company Status (as hereinafter defined), he or she is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding (as hereinafter defined). Pursuant to this Section 3, the Company and the Partnership shall indemnify the Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding or any claim, issue or matter therein or related thereto unless and to the extent there has been a final and non-appealable determination in accordance with this Agreement that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 3, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

Section 4.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a)    To the extent that the Indemnitee is, by reason of his or her Company Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company and the Partnership shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company and the Partnership shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise. For purposes of this Section 4(a), the term “successful, on the merits or otherwise,” shall include, but shall not be limited to, (i) the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice, (ii) termination of any claim, issue or matter in a Proceeding by any other means without any express finding of liability or guilt against the Indemnitee, with or without prejudice, or (iii) the expiration of 120 days after the making of a claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement. The provisions of this Section 4(a) are subject to Section 4(b) below.

(b)    In no event shall the Indemnitee be entitled to indemnification under Section 4(a) above with respect to a claim, issue or matter to the extent (i) applicable law prohibits such indemnification, or (ii) an admission is made by the Indemnitee in writing to the Company or in such Proceeding or a final, non-appealable determination is made in such Proceeding that the standard of conduct required for indemnification under this Agreement has not been met with respect to such claim, issue or matter.

Section 5.    Indemnification for Expenses as a Witness. Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his or her Company Status, a witness in any Proceeding, the Company and the Partnership shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

Section 6.    Advancement of Expenses. The Company and the Partnership shall, without duplication, advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred or to be incurred by or on behalf of the Indemnitee. The Indemnitee hereby expressly undertakes to repay such amounts advanced if, but only if, and then only to the extent that, it shall ultimately be determined by a final, non-appealable adjudication or arbitration decision that the Indemnitee is not entitled to be indemnified against such Expenses. All amounts advanced to the Indemnitee by the Company and the Partnership pursuant to this Section 6 shall be without interest. The Company and the Partnership shall make all advances pursuant to this Section 6 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company or the Partnership, as applicable, within 10 business days following the entry of the final, non-appealable adjudication or arbitration decision pursuant to which it is determined that the Indemnitee is not entitled to be indemnified against such Expenses.

Section 7.    Procedure for Determination of Entitlement to Indemnification.

(a)    To obtain indemnification under this Agreement, following final disposition of the applicable claim, demand or Proceeding, the Indemnitee shall submit to the Company or the Partnership a written request therefor, along with such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification; provided, however, that no deficiency in such request, documentation or information shall adversely affect the Indemnitee’s right to indemnification or advancement of Expenses under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b)    Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined), as selected pursuant to Section 7(d), in a written opinion to the Board (which opinion may be a “should hold” or a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee. If it is so determined that the Indemnitee is entitled to indemnification, the Company and the Partnership shall make payment to the Indemnitee within 10 business days after such determination. The Indemnitee shall cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to such determination. Subject to the provisions of Section 9 hereof, any Expenses incurred by the Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by the Company and the Partnership, and the Company and the Partnership hereby agree to indemnify and hold the Indemnitee harmless therefrom.

(c)    Notwithstanding the foregoing, if a Change of Control has occurred, the Indemnitee may require a determination with respect to the Indemnitee’s entitlement to indemnification to be made by Independent Counsel, as selected pursuant to Section 7(d), in a written opinion to the Board (which opinion may be a “should hold” or a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee.

(d)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) or (c) hereof, the Independent Counsel shall be selected as provided in this Section 7(d). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Company (which approval shall be not be unreasonably withheld, conditioned or delayed). If (i) an Independent Counsel is to make the determination of entitlement pursuant to Section 7(b) or (c) hereof, and (ii) within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Counsel of a Person selected by such court or by such other Person as such court shall designate. The Company and the Partnership shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) or (c) hereof, and the Company and the Partnership shall pay all reasonable fees and expenses incident to the procedures of this Section 7(d), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a)(iv) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 8.	Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases.

(a)    In making a determination with respect to whether the Indemnitee is entitled to indemnification under this Agreement, the Person(s) making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(b)    Subject to the terms of Section 15 below, the termination of any Proceeding or of any claim, issue or matter therein or related thereto, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he or she believed to be in or not opposed to the best interests of the Company or the Partnership or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c)    For purposes of any determination of the Indemnitee’s entitlement to indemnification under this Agreement or otherwise, the Indemnitee shall be deemed not to have acted in bad faith or engaged in fraud or willful misconduct, and, with respect to a criminal Proceeding, not to have believed his or her conduct was unlawful, if it is determined by the Board or by the Independent Counsel, as applicable, that the Indemnitee’s actions were based on reliance in good faith on the records or books of account of the Company, the Partnership or another enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Company, the Partnership or another enterprise in the course of their duties, or on the advice of legal counsel or financial advisors for the Company, the Partnership or the Board (or any committee thereof) or for another enterprise or its board of directors (or any committee thereof), or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert selected by the Company or the Board (or any committee thereof) or by another enterprise or its board of directors (or any committee thereof). For purposes of this Section 8(c), the term “another enterprise” means any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company or the Partnership as a director, officer, employee or agent. The provisions of this Section 8(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met any applicable standard of conduct set forth in this Agreement. In addition, the knowledge, action or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company or the Partnership shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 8(c) are satisfied, it shall in any event be presumed that the Indemnitee has acted in good faith and in a manner the Indemnitee believed to be in or not opposed to the best interests of the Company or the Partnership, and, with respect to a criminal Proceeding, that the Indemnitee also had no reasonable cause to believe his or her conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(d)    For purposes of this Agreement, references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Company or the Partnership” shall include, but shall not be limited to, any service as a director, officer, employee or agent of the Company or the Partnership which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee has acted in a manner the Indemnitee believed to be in or not opposed to the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner not in bad faith or to have engaged in fraud or willful misconduct or, with respect to a criminal Proceeding, not to have believed his or her conduct was unlawful, as such standards are used in this Agreement. The provisions of this Section 8(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met any applicable standard of conduct set forth in this Agreement.

Section 9.    Remedies of the Indemnitee.

(a)    In the event that (i) a determination is made pursuant to Section 7 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by the Board pursuant to Section 7(b) of this Agreement and such determination shall not have been made and delivered to the Indemnitee in writing within twenty (20) days after receipt by the Company or the Partnership of the request for indemnification, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) or (c) of this Agreement and such determination shall not have been made in a written opinion to the Board and a copy delivered to the Indemnitee within forty-five (45) days after receipt by the Company of the request for indemnification, (v) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Company or the Partnership of a written request therefor or (vi) payment of indemnification is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 or 8 of this Agreement, the Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.

(b)    In the event that a determination is made pursuant to Section 7 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial or a de novo arbitration (as applicable) on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 9, the Company and the Partnership shall have the burden of proving that the Indemnitee is not entitled to indemnification, and the Company and the Partnership shall be precluded from referring to or offering into evidence a determination made pursuant to Section 7 of this Agreement that is adverse to the Indemnitee’s right to indemnification. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 9, the Indemnitee shall not be required to reimburse the Company or the Partnership for any advances pursuant to Section 6 until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or have lapsed).

(c)    If a determination is made or deemed to have been made pursuant to Section 7 or 8 of this Agreement that the Indemnitee is entitled to indemnification, the Company and the Partnership shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) an intentional misstatement by the Indemnitee of a material fact, or an intentional omission by the Indemnitee of a material fact in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company and the Partnership shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company or the Partnership is bound by all of the provisions of this Agreement.

(e)    In the event that the Indemnitee, pursuant to this Section 9, seeks a judicial adjudication or an award in arbitration to enforce his or her rights under, or to recover damages for breach of this Agreement, the Indemnitee shall be entitled to recover from the Company and the Partnership, and shall be indemnified by the Company and the Partnership against, any and all Expenses actually and reasonably incurred by the Indemnitee in such judicial adjudication or arbitration to the fullest extent permitted by law; provided, however, that until such final determination is made, the Indemnitee shall be entitled under and as provided in Section 6 to receive payment of Expenses hereunder with respect to such Proceeding.

(f)    Any judicial adjudication or arbitration determined under this Section 9 shall be final and binding on the parties.

    Section 10.    Defense of Certain Proceedings. In the event the Company or the Partnership shall be obligated under this Agreement to pay the Expenses of any Proceeding against the Indemnitee in which the Company or the Partnership is a co-defendant with the Indemnitee, the Partnership shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company or the Partnership, the Indemnitee shall nevertheless be entitled to employ or continue to employ his or her own counsel in such Proceeding. Employment of such counsel by the Indemnitee shall be at the cost and expense of the Company and the Partnership unless and until the Company or the Partnership shall have demonstrated to the reasonable satisfaction of the Indemnitee and the Indemnitee’s counsel that there is complete identity of issues and defenses and no conflict of interest between the Company, the Partnership and the Indemnitee in such Proceeding, after which time further employment of such counsel by the Indemnitee shall be at the cost and expense of the Indemnitee. In all events, if the Company or the Partnership shall not, in fact, have timely employed counsel to assume the defense of such Proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the cost and expense of the Company or the Partnership, as applicable.

Section 11.    Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against:

(a)    the Company or the Partnership, except for (i) any claim or Proceeding in respect of this Agreement or the Indemnitee’s rights under this Agreement, (ii) any claim or Proceeding to establish or enforce a right to indemnification under (A) any statute or law, (B) any other agreement with the Company and the Partnership or (C) the GP Agreement or the Partnership Agreement as now or hereafter in effect and (iii) any counter-claim or cross-claim brought or made by the Indemnitee against the Company or the Partnership in any Proceeding brought by or in the right of the Company or the Partnership against him or her; or

(b)    Any other Person, except for Proceedings or claims approved by the Board.

Section 12.    Contribution.

(a)    If, with respect to any Proceeding, the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than that the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, with respect to a criminal Proceeding, that the Indemnitee believed his or her conduct was unlawful, the Company and the Partnership shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on behalf of the Indemnitee in connection with such Proceeding or any claim, issue or matter therein in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the other defendants or participants in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines and amounts paid in settlement, as well as any other relevant equitable considerations.

(b)    The Company, the Partnership and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable consideration referred to in Section 12(a) above.

(c)    No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 13.    Office and Director Liability Insurance.

(a)    The Partnership shall use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company or the Partnership is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s and the Partnership’s performance of its indemnification obligations under this Agreement. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s and the Partnership’s directors and officers. Notwithstanding the foregoing, neither the Company nor the Partnership shall have an obligation to obtain or maintain such insurance if the Company determines in good faith that the Indemnitee is covered by such insurance maintained by a subsidiary or parent of the Company or the Partnership.

(b)    To the extent that the Partnership or the Company maintains an insurance policy or policies providing liability insurance for directors or officers of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves at the request of the Company or the Partnership, the Indemnitee shall be named as an insured under and shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the most favorably insured director or officer under such policy or policies.

(c)    In the event that the Company or the Partnership is a named insured under any policy or policies of insurance referenced in either Section 13(a) or (b) above, the Company and the Partnership hereby covenant and agree that they will not settle any claims or Proceedings that may be covered by such policy or policies of insurance and in which the Indemnitee has or may incur Expenses, judgments, penalties, fines or amounts paid in settlement without the prior written consent of the Indemnitee, if the Indemnitee is or was a director of the Company; provided, however, the Company or the Partnership shall not be prohibited from settling any claims or Proceedings without the Indemnitee’s consent if the Indemnitee is no longer serving as a director of the Company and the Company is unable to locate such Indemnitee after thirty (30) days of using good faith efforts to locate such person.

Section 14.    Security. Upon reasonable request by the Indemnitee, the Company and the Partnership shall provide security to the Indemnitee for the Company’s and the Partnership obligations hereunder through an irrevocable bank letter of credit, funded trust or other similar collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee, which consent may be granted or withheld at the Indemnitee’s sole and absolute discretion.

Section 15.    Settlement of Claims. The Indemnitee hereby agrees that, not less than three (3) business days prior to entering into a settlement of any Proceeding, the Indemnitee shall provide the Partnership with written notice of such settlement and copies of all documents and agreements related thereto.

Section 16.    Duration of Agreement. This Agreement shall be unaffected by the termination of the Company Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of the Indemnitee’s Company Status, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 9 of this Agreement relating thereto, whether or not the Indemnitee is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Partnership or the Company), assigns, spouses, heirs, executors and personal and legal representatives.

Section 17.    Remedies of the Company. The Company and the Partnership hereby covenant and agree to submit any and all disputes relating to this Agreement that the parties are unable to resolve between themselves to binding arbitration pursuant to the rules of the American Arbitration Association, and waives all rights to judicial adjudication of any matter or dispute relating to this Agreement, except where judicial adjudication is requested or required by the Indemnitee.

Section 18.    Limitation of Liability. Notwithstanding any other provision of this Agreement, no party hereto shall have any liability to the other for, and neither party shall be entitled to recover from the other, any consequential, special, punitive, multiple or exemplary damages as a result of a breach of this Agreement.

Section 19.    Subrogation. In the event of any payment under this Agreement, the Company and the Partnership shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company and the Partnership to bring suit to enforce such rights.

Section 20.    Definitions. For purposes of this Agreement:

(a)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such person. For purposes hereof, “control” (including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly of the power to direct or cause the direction of management and policies of such Person, by contract or otherwise.

(b)    “Change of Control” shall mean a change in control of the Company or the Partnership occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company or the Partnership is then subject to such reporting requirement. Without limiting the foregoing, such a Change in Control shall be deemed to have occurred if, after the date of this Agreement, (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s or the Partnership’s then outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company or the Partnership is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Partnership’s unitholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; or (iv) a liquidation or dissolution of the Company or the Partnership.

(c)    “Company” has the meaning given such term in the first paragraph of this Agreement.

(d)    “Company Status” describes the status of any individual who is or was an officer, director, employee or agent of the Company, the Partnership or any of the their respective Affiliates, or is or was serving at the request of the Company, the Partnership or any of their respective Affiliates as an officer, director, employee, agent or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

(e)    “Disinterested Director” means a director of the Company who is not and was not a party to, or otherwise involved in, the Proceeding for which indemnification is sought by the Indemnitee.

(f)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)    “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(h)    “GP Agreement” has the meaning set forth in the recitals to this Agreement.

(i)    “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and either presently is, nor in the past five (5) years has been, retained to represent: (i) the Company, the Partnership or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company, the Partnership or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(j)    “Partnership Agreement” has the meaning set forth in the recitals to this Agreement.

(k)    “Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(l)    “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

Section 21.    Non-Exclusivity. Notwithstanding anything in this Agreement to the contrary, the Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the GP Agreement, the Partnership Agreement, any other agreement, a vote of Partnership’s unitholders, a resolution of directors or otherwise. The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

Section 22.    Changes in Law. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation, limited liability company or limited partnership to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a member of its board of directors or an officer, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware limited liability company or limited partnership to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a member of its board of directors or an officer, such change shall have no effect on this Agreement or any of the Indemnitee’s rights hereunder, except and only to the extent required by law.

Section 23.    Interpretation of Agreement; Negligence. The Company, the Partnership and the Indemnitee acknowledge and agree that it is their intention that this Agreement be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY, THE PARTNERSHIP AND THE INDEMNITEE EACH HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT (A) THE INDEMNIFCATION PROVIDED UNDER THIS AGREEMENT SHALL EXTEND TO AND INCLUDE, BUT SHALL NOT BE LIMITED TO, INDEMNIFICATION FOR EXPENSES, JUDGMENTS, PENALTIES, FINES AND AMOUNTS PAID IN SETTLEMENT ARISING, IN WHOLE OR IN PART, OUT OF THE SOLE OR CONCURRENT NEGLIGENCE OF

THE INDEMNITEE AND (B) THIS SECTION 23 CONSTITUTES A CONSPICUOUS NOTICE OF SUCH AGREEMENT FOR ALL PURPOSES.

Section 24.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Section 25.    Governing Law; Jurisdiction and Venue; Specific Performance.

(a)    The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)    ANY “ACTION OR PROCEEDING” (AS SUCH TERM IS DEFINED BELOW) ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE FILED IN AND LITIGATED OR ARBITRATED SOLELY BEFORE THE COURT OF CHANCERY OF THE STATE OF DELAWARE, AND EACH PARTY TO THIS AGREEMENT GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURT AND ARBITRATORS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS.” FOR PURPOSES OF THIS SECTION, THE TERM “ACTION OR PROCEEDING” IS DEFINED AS ANY AND ALL CLAIMS, SUITS, ACTIONS, HEARINGS, ARBITRATIONS OR OTHER SIMILAR PROCEEDINGS, INCLUDING APPEALS AND PETITIONS THEREFROM, WHETHER FORMAL OR INFORMAL, GOVERNMENTAL OR NON-GOVERNMENTAL, OR CIVIL OR CRIMINAL. THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

(c)    The Company and the Partnership acknowledge that the Indemnitee may, as a result of the Company’s or Partnership’s breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, the Company and the Partnership agree that the Indemnitee shall be entitled, in the event of the Company’s or Partnership’s breach or threatened breach of its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction, including enforcement of each provision of this Agreement by specific performance or temporary, preliminary or permanent injunctions enforcing any of the Indemnitee’s rights, requiring performance by the Company or the Partnership, or enjoining any breach by the Company or the Partnership, all without proof of any actual damages that have been or may be caused to the Indemnitee by such breach or threatened breach and without the posting of bond or other security in connection therewith. The Company and the Partnership waive all claims or defenses that the Indemnitee has an adequate remedy at law, and neither the Company nor the Partnership shall allege or otherwise assert the legal position that any such remedy at law exists. The Company and the Partnership agree and acknowledge that: (i) the terms of this Section 25(c) are fair, reasonable and necessary to protect the legitimate interests of the Indemnitee; (ii) this waiver is a material inducement to the Indemnitee to enter into the transactions contemplated hereby; and (iii) the Indemnitee relied upon this waiver in entering into this Agreement and will continue to rely on this waiver in its future dealings with the Company and the Partnership. The Company and the Partnership each represents and warrants that is has reviewed this provision with its legal counsel, and that it has knowingly and voluntarily waived its rights referenced in this Section 25 following consultation with such legal counsel.

Section 26.    Nondisclosure of Payments. Except as expressly required by federal securities or tax laws, neither the Company nor the Partnership shall disclose any payments under this Agreement without the prior written consent of the Indemnitee. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in the Partnership proxy or information statements relating to special or annual meetings of the Company’s shareholders, and the Partnership shall afford the Indemnitee a reasonable opportunity to review all such disclosures and, if requested by the Indemnitee, to explain in such statement any mitigating circumstances regarding the events reported.

Section 27.    Notice by the Indemnitee; Notice to Insurers.

(a)    The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure of the Indemnitee to timely provide such notice shall not affect the Indemnitee’s right to be indemnified or to receive advancement of Expenses under this Agreement except if, and then only to the extent that, the Company is actually prejudiced by such failure.

(b)    If, at the time of the receipt by the Company or the Partnership of a notice of a Proceeding pursuant to Section 27(a) above, the Company or the Partnership has insurance in effect which may cover such Proceeding, the Company or the Partnership, as applicable, shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company and the Partnership shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

Section 28.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (c) sent via facsimile or electronic mail transmission (with electronic or telephonic confirmation of receipt: (i) If to the Company or the Partnership:

Magellan GP, LLC
Attention: General Counsel and Secretary
One Williams Center, Suite 2800
Tulsa, Oklahoma 74172
Facsimile: 918-574-7039
Email: doug.may@magellanlp.com and suzanne.costin@magellanlp.com and (ii) if to any other party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 28.

Section 29.    Modification and Waiver. No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in his or her Company Status prior to such supplement, modification or amendment. No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 30.    Entire Agreement. This Agreement embodies the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, commitments, agreements, representations and understandings, whether written or oral, relating to such subject matter and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto; provided however, that nothing in this Agreement shall be deemed to modify, amend or otherwise affect any rights of the Indemnitee or any obligations of the Company or the Partnership under the GP Agreement or the Partnership Agreement.

Section 31.    Headings. The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 32.     Gender. Use of the masculine pronoun in this Agreement shall be deemed to include usage of the feminine pronoun where appropriate.

Section 33.    Identical Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

The Company:
MAGELLAN GP, LLC

By: ____________________________________

Name: __________________________________

Title: ___________________________________

The Partnership:
MAGELLAN MIDSTREAM PARTNERS, L.P.
By: Magellan GP, LLC, its general partner

By: ____________________________________

Name: __________________________________

Title: ___________________________________

The Indemnitee:

________________________________________

By: ____________________________________

Name: __________________________________

Address: ________________________________